Exhibit 99.2

News Release

PAE ANNOUNCES CLOSING OF MERGER WITH AN AFFILIATE OF AMENTUM GOVERNMENT SERVICES HOLDINGS LLC

FALLS CHURCH, Va., February 15, 2022 – PAE Incorporated (“PAE”) today announced the completion of its acquisition by an affiliate of Amentum Government Services Holdings LLC for approximately $1.9 billion in cash, including the assumption of debt and certain fees (the “Merger”). The Merger was previously announced on October 25, 2021, and PAE’s stockholders approved the Merger at a special meeting of stockholders held on February 10, 2022.

PAE Interim President and CEO Charlie Peiffer spoke about the historical significance of PAE joining forces with Amentum.

“Over the past 66 years, the PAE brand has become recognized for achieving success through global mission services around the world. Thanks to our new team at Amentum, we will continue to provide world-class support to our clients with the best growth opportunities for our employees. I would like to thank every employee for their continued commitment to our mission and I’m looking forward to our future at Amentum.”

As a result of the Merger, PAE common stock and warrants have ceased trading on, and will be delisted from, the Nasdaq stock exchange. Trading in PAE common stock and warrants was suspended prior to the opening of business today. Upon completion of the Merger, PAE stockholders became entitled to receive $10.05 in cash, without interest and less applicable withholding taxes, for each share of PAE common stock they own.

As provided in the Form 8-K filed by PAE with the Securities and Exchange Commission (the “SEC”) on February 15, 2022, upon the closing of the Merger, each warrant exercisable for shares of PAE common stock outstanding immediately prior to the closing was adjusted as described in the Notice to Holders of Company Warrants (available as Exhibit 99.3 to such Form 8-K).

About PAE

For more than 66 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and host government partners. With a global workforce on all seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

About Amentum

Amentum is a premier global technical and engineering services partner supporting critical programs of national significance across defense, security, intelligence, energy, and environment. Amentum draws from a century-old heritage of operational excellence, mission focus, and successful execution underpinned by a strong culture of safety and ethics. Headquartered in Germantown, Maryland, Amentum employs approximately 37,000 people in all 50 states and performs work in 105 foreign countries and territories. Visit amentum.com to explore how Amentum delivers excellence for its customers’ most vital missions.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used herein, words such as “anticipate,” “believe,” “consider,” “continue,” “develop,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” and variations of such words and similar expressions as they relate to PAE, its management or the Merger are often used to identify such statements as “forward-looking statements.” Such statements reflect the current views of PAE and its management with respect to future events, including the effects of the Merger, and are subject to certain risks and uncertainties that may cause timing or actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) the Merger may involve unexpected costs or liabilities; (ii) shareholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; (iii) PAE may be adversely affected by other economic, business, and/or competitive factors; (iv) the occurrence of any event, change or other circumstances could give rise to the termination of the definitive merger agreement with Amentum Government Services Holdings LLC; (v) PAE may not be able to recognize the anticipated benefits of the Merger; and (vi) the risk that the Merger disrupts PAE’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations. Additional factors that may affect the future results of PAE and the Merger are set forth in filings that PAE makes with the SEC from time to time, including those listed under “Risk Factors” in PAE’s Annual Report on Form 10-K for the year ended December 31, 2020, and filed with the SEC on March 16, 2021, and amended on May 7, 2021, as updated or supplemented by subsequent reports that PAE has filed or files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. PAE assumes no obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

For media inquiries regarding PAE, contact:

Celso Puente

Vice President, Marketing and Communications

PAE

240-271-2916

Celso.Puente@pae.com

For media inquiries regarding Amentum, contact:

Christine Fuentes

Vice President, Marketing and Communications

Amentum 540-935-9597

christine.fuentes@amentum.com

For investor inquiries regarding PAE, contact:

Mark Zindler

Vice President, Investor Relations

PAE

703-717-6017

mark.zindler@pae.com